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                          POWER OF ATTORNEY
                         SEC FORMS 3, 4 and 5


     The undersigned, Michael T. Kovalchik, III, M.D., hereby appoints and designates each of Lynn DeMartini and Janice Rough his attorney-in-fact, signing singly, to execute and file on the undersigned's behalf all Forms
3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of ICU Medical, Inc. Any previous authority to act on the undersigned's behalf in connection with such execution and filing of Forms 3, 4 and 5 is hereby revoked and the authority of Lynn DeMartini and Janice Rough under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of ICU Medical, Inc., unless earlier revoked in writing. The undersigned acknowledges that neither Lynn DeMartini nor Janice Rough is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: August 15, 2003

/s/ Michael T. Kovalchik, III, M.D.
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Michael T. Kovalchik, III, M.D.